EXECUTIVE SERVICES AGREEMENT

          THIS AGREEMENT effective as of the 29th day of February, 1999 is

BETWEEN:

          Flintrock Financial Services Inc., a company incorporated under the laws of the State of Nevada and having an office at Suite 220, 1495 Ridgeview Drive, Reno, Nevada, USA 89509

          ("FNTF")

AND

          STEVEN  VAN  LEEUWEN,  Of  16700 -  198"'  Avenue  N.E.,  Woodinville,
          ------  ---  --------  -
          Washington USA 98072

          ("Van Leeuwen")

          WHEREAS Van Leeuwen will provide executive services to FNTF.

          AND WHEREAS the parties wish to formalize their relationship with respect to the executive services provided to FNTF by Van Leeuwen, on the terms and conditions set forth in this Agreement.

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, and of the covenants, agreements and payments herein contained, the parties hereto agree as follows:

RETAINER

1. FNTF hereby retains and engages Van Leeuwen to serve as President, Chief Executive Officer and Chairman of FNTF and Van Leeuwen agrees to serve FNTF in such capacities, upon the terms and subject to the conditions contained herein.

TERM

2. The initial term of this Agreement (the "Initial Term") shall be a period of two years commencing March 1, 2000 and ending February 28, 2002, subject to earlier termination in accordance with paragraphs 10 or 16 of this Agreement.

3. If any parry hereto gives written notice (the "Expiry Notice") to the other party prior to August 31,2001 ( i.e. SIX MONTH'S NOTICE) that it wishes to terminate this Agreement at the end




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of the Initial Term,  this Agreement shall terminate on February 28, 2002. If no party gives the others an Expiry Notice, this Agreement shall automatically be renewed for a further period of one year and thereafter for successive one year periods, unless an Expiry Notice is providcd in accordance with this paragraph 3 at least six months prior to the end of the year to which such Expiry Notice relates or this Agreement is otherwise terminated (all renewal years, in the aggregate, are collectively referred to as the "Renewal Term"). The Initial Term and the Renewal Term are collectively referred to as the "Term". All terms and conditions for the Renewal Terms shall be the same as provided in this Agreement.

DUTIES

4. Subject to paragraph 5, Van Leeuwen shall diligently and faithfully devote such time and effort to the provision of executive services to FNTF hereunder as are necessary to efficiently and competently perform the executive services required by this Agreement, and, in any event, not less than 95% of Van Leeuwen's working time and expertise, skills, labor and attention shall be dedicated to the needs of FNTF and the discharge of his duties hereunder. In particular, Van Leeuwen shall:

          (a) fulfil the functions of President and Chief Executive Officer of FNTF, and Van Leeuwen hereby agrees to serve as such in accordance with this Agreement. In connection with Van Leeuwen's office, he shall be responsible for

                  (i)      establishment of strategic direction for FNTF;

                  (ii) establishment of proper organizational structure, policy, plans and controls for FNTF;

                  (iii)    provision of operating  direction and  leadership for
                           FNTF  to  maximize  its   productivity,   growth  and
                           profitability;

                  (iv)     obtaining financial support for FNTF;

                  (v)      instructing lawyers and auditors for FNTF;

                  (vi) liaise and be responsible for any franchise related matter;

                  (vii)    direct  FNTF's  business   expansion  in  Washington,
                           Oregon, California and elsewhere; and

          (b) perform such other duties related to the ongoing operations of FNTF as the Board of Directors of FNTF (the "Board") may require and assign to him from time to time.

5.        Van Leeuwen expressly acknowledges and agrees that





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          (a)     during the Term,  Van Leeuwen may not engage in other business activities for profit including, without limitation, the provision of services to other public or private companies of a similar nature to those services to be provided to FNTF hereunder, or acting as a director or officer of corporations which are in competition with FNTF.

          (b) Van Leeuwen shall not compete, directly or indirectly, with FNTF or the business of FNTF for a period of one (l) year after the termination of this Agreement, unless this Agreement has expired by its terms. The area of non-competition shall include California, Washington and any other area where FNTF conducts business. Van Leeuwen acknowledges that this restriction is fair and reasonable as to both time and geographic area.

          (c) Van Leeuwen agrees to hold the shares of FNTF issued to him pursuant to the Share Exchange Agreement dated February 12, 2000 for a period of one year.

MONTHLY SALARY

6. Unless otherwise agreed by the parties, FNTF shall pay to Van Leeuwen anal Van Leeuwen shall be entitled to receive, a salary (the "Monthly Salary") of US $10,000. The Monthly Salary shall be payable consistent with the standard payroll practices of FNTF and its affiliates.

BOARD APPOINTMENTS

7. The parties acknowledge and understand that Jeff Stevenson, a Director of FNTF has tendered his resignation as a Director, effective on the date of FNTF's acquisition of Abstract Enterprises Corp., which acquisition was approved by the FNTF Board of Directors on February 25, 2000. Upon such resignation, Van Leeuwen shall be entitled to appoint a person to fill the unexpired term of Jeff Stevenson as a Director. Van Leeuwen shall exercise his good faith best efforts to consummate the acquisition of Abstract as soon as possible after the date of this Agreement.

STOCK OPTION

8. In addition to the Monthly Salary to be paid to Van Leeuwen hereunder, from time to time with the consent of the Board and subject to the rules and policies of the stock exchange or exchanges on which the shares of FNTF are listed, Van Leeuwen shall be granted an option by FNTF to purchase common shares of FNTF in amounts and at an exercise price determined by the Board.





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EXPENSES

9. In addition to all amounts agreed to be paid to Van Leeuwen hereunder, FNTF shall reimburse Van Leeuwen for all reasonable expenses incurred by Van Leeuwen in the course of performing his duties hereunder, provided that such expenses arc supported by proper statements or vouchers supplied to FNTF.

TERMINATION PRIOR TO EXPIRATION OF TERM

10. FNTF may terminate this Agreement without further obligations or liability in the following circumstances:

          (a)     for cause; immediately and without any notice;

          (b) in the event of the death of Van Leeuwen, immediately and without any notice; and

          (c)     at any time during the Term:

                  (i) upon FNTF providing Van Leeuwen with a period of 12 months notice in writing of its intent to terminate; or

                  (ii) upon payment (in lieu of notice) by FNTF to Van Leeuwen of an amount equal to 12 times the Monthly Salary then in effect.

CONFIDENTIAL INFORMATION

11. For the purposes of this Agreement, the term "Confidential Information and Materials" includes all information and materials presently belonging to, used by, or in the possession of FNTF, relating to any companies, businesses or other assets in which it has an interest and all information and materials which in the future will belong to, be used by or come into the possession of FNTF relating to any companies, businesses or other assets, other than such information as is already generally known any companies, businesses at large.

12. Van Leeuwen acknowledges that All of the Confidential Information and Materials are, and will continue to be, the exclusive property of FNTF, whether or not prepared in whole or in part by Van Leeuwen and whether or not disclosed or entrusted to the custody of Van Leeuwen.

13. Van Leeuwen will not disclose, except as required by law, any Confidential Information and Materials of FNTF, in whole or in part, to any person or other entity, for any reason or purpose whatsoever, unless first authorized to do so by FNTF. Van Leeuwen will not use the Confidential Information and Materials of FNTF for his own purpose or for the benefit of any other person or entity except FNTF, whether such use consists of duplication, removal, oral use or disclosure, the transfer of any






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

Confidential Information and Materials in any manner, or any other unauthorized use, unless FNTF shall have given its prior consent to such use.

14. Upon termination of this Agreement, for whatever reason, Van Leeuwen will immediately surrender to FNTF all of FNTF's property and other things of value in his possession or in the possession of any person or other entity under his control which relates directly or indirectly to any Confidential Information and Materials or to the business or operations of FNTF.

15. The provisions of paragraphs. 10, 11, 12 and 13 and of this paragraph 14 will survive the termination of this Agreement.

SIGNIFICANT CHANGE

16.      In the event of:

          (a) a take-over bid which is successful in acquiring common shares of FNTF;

          (b) the change of control of the Board resulting from the election by the members of FNTF of less than a majority of the persons nominated for election by Van Leeuwen;

          (c)     the sale of all or substantially all of the assets of FNTF;

          (d) the sale, exchange or other disposition of a majority of the outstanding shares of FNTF in a single transaction or series of related transactions;

          (e) the termination of FNTF's business or the liquidation of its assets; or

          (f) the merger or amalgamation of FNTF in a single transaction or series of transactions in which FNTF's shareholders receive less than 51 percent of the outstanding shares of the new or continuing corporation;

(each a "Triggering Event"), then, at the option of Van Leeuwen exercisable at any time within 90 days after the date of the Triggering Event, Van Leeuwen may:

                  (i) elect to continue his retainer by FNTF in accordance with the terms of this Agreement, or

                  (ii) give notice in writing to FNTF that this Agreement has been terminated, in which event FNTF will pay to Van Leeuwen the amount provided in paragraph l0(c)
                           (ii) of this Agreement.





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NOTICE

17. All notices or payments required or permitted to be given hereunder shall be in writing and shall be delivered personally at the addresses set forth on page 1 hereof or at such other addresses as may from time to time be notified in writing by the parties hereto. Any notice delivered shall be deemed to have been given and received at the time of delivery.

ASSIGNMENT

18. Van Leeuwen acknowledges that the services to be provided to FNTF under the terms of this Agreement are unique and personal, and accordingly Van Leeuwen may not assign any of his rights or delegate any of his duties or obligations under this Agreement without the prior written consent of FNTF such consent to be in the sole and arbitrary discretion of the Board. FNTF may not assign this Agreement.

MISCELLANEOUS

19. This Agreement enures to the benefit of and is binding upon the parties hereto and their respective heirs, personal representatives and successors, and, in the case of Van Leeuwen, his permitted assigns.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any dispute under this Agreement shall be resolved exclusively by binding, final, non-appealable arbitration under the commercial arbitration rules of the American Arbitration Association.

21.       Time is of the essence of this Agreement.

22. This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.






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23. This  Agreement  contains  the entire  agreement  between  the parties  with respect to the subject matter hereof and supersedes all previous agreements and understandings including, without limitation, the Share Exchange Agreement dated February 12, 2000 between the parties hereto.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement on February 29, 2000 with effect as of the day and year first above written.

FLINTROCK FINANCIAL SERVICES INC.

Per:
         Authorized Signatory

Signed, Sealed and Delivered                )
by STEVEN VAN LEEUWEN in the presence       )
of:                                         )
                                            )
/s/ DEBRA MARTIN                             )         /s/ STEVEN VAN LEEUWEN
----------------------------                )          ----------------------
WITNESS                                     )            STEVEN VAN LEEUWEN





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23. This Agreement contains the entire agreement the parties with respect to the subject matter hereof and supercedes all previous agreements and understandings including, without limitation, the Share Exchange Agreement dated February 12, 2000 between the parties hereto.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on February 29, 2000 with effect as of the day and year first above written.

FLINTROCK FINANCIAL SERVICES INC.

Per: /s/ JAMAL KASSAM
-----------------------------
         Authorized Signatory

Signed, Sealed and Delivered                )
by STEVEN VAN LEEUWEN in the presence       )
of:                                         )
                                            )
                                            )
----------------------------                )          ----------------------
WITNESS                                     )            STEVEN VAN LEEUWEN







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